DEED AND SETTLEMENT AGREEMENT

THIS DEED AND SETTLEMENT AGREEMENT is made as of the 7th day of May, 2015 (this “Agreement”) by, between, and among Sheldon A. Mayer, LLC, a Minnesota limited liability company (“Borrower”), Sheldon A. Mayer (“Guarantor”), and Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company (“Lender”).

WITNESSETH:

A.       Borrower owns fee simple title to the real estate and the improvements thereon located at 14280 Sunfish Lake Boulevard NW, Ramsey, Minnesota 55303, and legally described on Exhibit A attached hereto (“Property”).

B.       On or around July 24, 2006, Vermillion State Bank (“Vermillion”) made a loan to Borrower in the original principal amount of $1,200,000.00 (“Loan”). The Loan was designated as Loan No. 57400701. In connection with the Loan, Borrower and Guarantor executed and/or delivered the following documents in favor of Vermillion, among others:

1.
Promissory Note, dated July 24, 2006, in the principal amount of $1,200,000, executed by Borrower in favor of Vermillion, which was subsequently renewed on January 31, 2007, and on February 28, 2007, and on March 1, 2010, and on March 17, 2011, and on August 15, 2011, and on December 22, 2011, and on June 22, 2012, and on March 8, 2013, and on July 19, 2013, and on October 4, 2013, and on June 20, 2014 (collectively, with renewal notes, the “Note”).

2.
Mortgage, dated July 24, 2006, executed by Borrower in favor of Vermillion, securing the maximum principal amount of up to $1,200,000, recorded against the Property with the Office of the Registrar of Titles of Anoka County, Minnesota as Document No. 488446.007 (“Mortgage”).

3.
Commercial Security Agreement dated March 1, 2010, executed by Borrower in favor of Vermillion (“Security Agreement”), granting Vermillion a security interest in all of Borrower’s accounts and other rights to payment, inventory, equipment, instruments and chattel paper, general intangibles, documents, investment property, and deposit accounts as is more fully set forth on the UCC-1 Financing Statement filed with the Minnesota Secretary of State on March 17, 2010, which is designated as filing number 201019518473 (“UCC Financing Statement,” and collectively with the Note and Mortgage, the “LLC Loan Documents”).

4.
Guaranty of Guarantor, dated July 24, 2006, in favor of Vermillion, personally guaranteeing Borrower’s obligations under the Note (“Guaranty”). Under the Guaranty, Guarantor also personally guaranteed all debt owing by Riverside Manufacturing, Inc. (“Riverside”) to Vermillion, including that debt evidenced by a Promissory Note, dated December 15, 2010, in the principal amount of $431,858.25, executed by Riverside in favor of Vermillion, which was subsequently renewed several times (“Riverside Loan”).

5.
Mortgage, dated September 14, 2007, executed by Guarantor and his now ex-wife, Melinda Mayer, in favor of Vermillion, securing the maximum principal amount under the Guaranty of up to $150,000, recorded with the Office of the Registrar of Titles of Anoka County, Minnesota as Document No. 1996002.008 (“Mayer Mortgage”). The Mayer Mortgage affects certain real property commonly known as 9124 Collins Drive, Ramsey, Minnesota, and legally described as Lot 11, Block 2, Itasca Heights.

C.        On November 21, 2014, Pro-Dex Sunfish Lake, LLC acquired from Vermillion all rights under, among other documents, the LLC Loan Documents, all loan and security documents relating to the Riverside Loan, the Guaranty, and the Mayer Mortgage. All documents necessary to assign and transfer the rights under the foregoing documents were executed by the relevant parties and filed with the respective county and state offices, as the case may be.

D.        Borrower is currently in default under the terms of the LLC Loan Documents by virtue of, among other things, Borrower’s failure to pay the Note in full when it came due.

E.        Guarantor is currently in default under the terms of the Guaranty by virtue of, among other things, Guarantor’s failure to satisfy his obligations under the Guaranty when they became due.

F.        As of the date of this Agreement, the total amount due and owing under the Note is $1,182,257.63, plus attorneys’ fees and costs provided for under the LLC Loan Documents.

G.        As of the date of this Agreement, the amount of past due real estate taxes on the Property, including penalties and fees, totals approximately $148,893.51.

H.        Since constructing the improvements on the Property, Borrower has leased on a month to month basis certain space at the Property to various tenants, including, but not limited to, Riverside. Borrower represents that Riverside is in arrears on its rent obligations, in an unknown amount (“Receivables,” which term includes any and all other receivables owing to Borrower by any other third-party). Borrower represents that it has received no tenant deposits or prepaid rent. In addition to the foregoing, Borrower represents that it owns various equipment, machinery, fixtures, and other items of tangible personal property located at the Property (“Personal Property”), which is subject to the Security Agreement.

I.         Borrower, Guarantor, and Lender now desire to partially resolve Lender’s rights under the LLC Loan Documents, the Guaranty, and the Mayer Mortgage, as provided herein.

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:

1.         Incorporation. The recitals to this Agreement are true and accurate and fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

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2.      Guarantor’s and Borrower’s Representations. Guarantor, in his individual capacity and for Borrower, represents and warrants to Lender that he is the sole member of Borrower and has full and complete authority to take actions on behalf of Borrower, such as entering into this Agreement. In addition, Guarantor and Borrower represent that there are no unpaid fees or costs or unperformed obligations relating to any improvement on the Property that may give rise to a claim against the Property, including, but not limited to, a mechanic’s lien. Guarantor and Borrower also represent and warrant that no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any applicable laws or rules and Guarantor and Borrower have not received any written notice from any governmental agency concerning any hazardous substance discharge at the Property.

3.      Delivery of and Recording the Deed. In consideration of the recharacterization of a portion of the debt under the Note and the releases described in more detail in Paragraph 6, Borrower agrees to execute and deliver to Lender the deed attached hereto as Exhibit B (the “Deed”), and Lender acknowledges receipt of the Deed. Borrower and Lender agree that Lender is entitled to immediately record the Deed, without any further action or obligations of any party hereto.

4.      Delivery of Assignment and Bill of Sale. In consideration of the recharacterization of a portion of the debt under the Note and the releases described in more detail in Paragraph 6, Borrower agrees to (a) transfer and assign to Lender all Receivables, of any type and in any amount owed by any third-party to Borrower, including, but not limited to, all rent owing on account of any occupancy by Riverside or any other tenant of the Property; and (b) transfer to Lender all Borrower’s right, title and interest in the Personal Property. Borrower shall deliver an executed Assignment and Bill of Sale contemporaneously with the execution of this Agreement, in the form attached hereto as Exhibit C.

5.      Payment by Guarantor. In consideration of the releases described in more detail in Paragraph 6, Guarantor agrees to pay $2,000 in certified funds to Lender contemporaneously with the execution of this Agreement.

6.      Reclassification of Debt and Release of Guarantor and Mayer Mortgage. Lender’s act of recording the Deed shall result in $1,000,000 of the debt under the Note to be reclassified as non-recourse debt against Borrower. Lender’s sole remedy with respect to this non-recourse portion of the debt under the Note is to foreclose the Mortgage on the Property, at Lender’s sole discretion. Lender retains the right to enforce its rights under the LLC Loan Documents against Borrower with respect to the remaining amount of recourse debt under the Note. In addition, subject to the terms and conditions hereof, when Lender records the Deed the Guarantor and the Mayer Mortgage will be released.

Lender reserves the right, within 10 business days of the date the Deed is recorded, to verify that no liens or encumbrances have been placed upon the title to the Property prior to the recording of the Deed, other than the permitted encumbrances described in the Deed. In the event a lien or encumbrance is discovered, other than the permitted encumbrances, the reclassification of debt and the releases described above may be deemed ineffective by Lender and Lender shall not deliver the same. If no new liens or encumbrances are discovered, Lender agrees to execute a Satisfaction of Mortgage relating to the Mayer Mortgage and deliver the same to Guarantor within 5 business days of the expiration of the 10-day period described above.

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7.      Default. If at any time the Guarantor’s representations contained in this Agreement, including, but not limited to, Paragraph 2, prove untrue, Lender may revoke the releases provided for herein.

7.      No Merger and Absolute Conveyance. It is the intent of the parties to this Agreement that the conveyance of the Property to Lender as provided herein will be an absolute conveyance of all of Borrower’s right, title, and the interest in and to the Property and was not and is not intended as a Mortgage, Trust Conveyance, Deed of Trust, or Security Instrument of any kind and the consideration for the conveyance is set forth herein, and the Borrower has no further interest (including rights of redemption) or claims in and to the Property or to the rents, proceeds and profits that may be derived thereof of any kind whatsoever. With the Lender recording the Deed, the indebtedness evidenced by the Mortgage shall not be cancelled, shall survive the closing, delivery of the Deed and/or release, and shall remain in full force and effect after the transaction contemplated by this Agreement has been consummated, except as provided in Paragraph 6 of this Agreement. It is the express intention of each of the parties hereto (and all the conveyances provided in this Agreement shall so recite), that such interest of Lender in the Property secured by the Mortgage shall not merge, but be and remain at all times separate and distinct, notwithstanding any union of said interest in Lender at any time by purchase, termination or otherwise and that the lien of the Mortgage on the Property shall be at all times herein a valid and continuous lien on the Property until and unless released of record by Lender or its successors and assigns.

8.      No Obligations to Third-Parties. Borrower agrees that the Lender’s act of recording the Deed same shall not create any obligations on the part of Lender to third-party claims of any kind whatsoever against Borrower with respect to the Property, and Lender does not assume or agree to discharge any liabilities pertaining to the Property except as otherwise agreed to in writing by the Lender.

9.      Entire Agreement. The Agreement contains the sole and entire understanding between the parties hereto, there being no other collateral or outside agreements, promises, or undertakings between the parties to this Agreement relating to the subject matter thereof, and the terms of the Agreement may be modified only by a writing that has been signed by all parties hereto.

10.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, administrators, executors, personal representatives, successors, and assigns of the parties hereto.

11.    Authority. Each of the parties hereto represent and warrant that the respective undersigns have the right and legal authority to execute this Agreement, are authorized to sign this Agreement on behalf of their respective entity, and have not sold, assigned, transferred, conveyed, or otherwise disposed of any of the rights, interests, claims, obligations, or causes of action relating to the subject matter of this Agreement.

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12.    Counsel. The Parties have carefully read the Agreement, have had the opportunity to seek the advice of counsel regarding its contents, know and understand the contents thereof, and sign the Agreement as their own free act and deed.

13.    Enforceability. If any one or more of the provisions of the Agreement are deemed to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in the Agreement shall not be affected or impaired.

14.    Choice of Law. The Agreement shall be construed and interpreted in accordance with the laws of the State of Minnesota.

15.    Captions. The captions, section numbers, and article numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of such paragraphs or articles of this Agreement nor in any way affect this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER: SHELDON A. MAYER, LLC

By:

Name:	Sheldon A. Mayer
Its:	Chief Manager

LENDER: PRO-DEX SUNFISH LAKE, LLC

By:

Name:	Richard L. Van Kirk
Its:	President

GUARANTOR:

Sheldon A. Mayer

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EXHIBIT A

Legal Description

The East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter (NE 1/4 of SE ¼) of Section numbered Twenty-seven (27), Township Thirty-two (32) North of Range Twenty-five (25) West.

Subject to an easement for Road purposes over the North 33 feet thereof and over the East 92 feet thereof.

RESERVING FOR THE BENEFIT OF THE GRANTOR, ITS SUCCESSORS AND ASSIGNS THE FOLLOWING DRAINAGE AND UTILITY AND INGRESS/EGRESS EASEMENTS

A permanent easement for drainage and utility purposes over, under and across the East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter (NE 1/4 of SE ¼) of Section numbered Twenty-seven; Township Thirty-two North of Range Twenty-five West described as follows:

Commencing at the Southwest Corner of said East 500 feet of the South 200 feet; thence on an assumed bearing of North 00 degrees 25 minutes 08 seconds East, along the West line of said East 500 feet of the South 200 feet, a distance of 27.50 feet to the point of beginning; thence South 89 degrees 34 minutes 52 seconds East a distance of 56.00 feet; thence North 00 degrees 25 minutes 08 seconds East a distance of 53.00 feet; thence North 47 degrees 31 minutes 00 seconds West a distance of 28.00 feet; thence North 14 degrees 24 minutes 00 seconds West a distance of 24.00 feet; thence North 06 degrees 00 minutes 00 seconds East a distance of 78.20 feet to the North line of said East 500 feet of the South 200 feet; thence South 89 degrees 58 minutes 11 seconds West, along said North line, a distance of 36.68 feet to the Northwest Corner of said East 500 feet of the South 200 feet; thence South 00 degrees 25 minutes 08 seconds West, along said West line, a distance of 172.50 feet to the point of beginning.

AND

A 20 foot wide permanent easement for drainage and utility purposes over, under and across said East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter of Section numbered Twenty-seven, Township Thirty-two North of Range Twenty-five West. The centerline of said easement is described as follows:

Commencing at the Southwest Corner of said East 500 feet of the South 200 feet; thence on an assumed bearing of North 00 degrees 25 minutes 08 seconds East, along the West line of said East 500 feet of the South 200 feet, a distance of 98.19 feet; thence North 33 degrees 01 minutes 23 seconds East a distance of 58.49 feet to the point of beginning of the centerline to be described; thence continue North 33 degrees 01 minutes 23 seconds East a distance of 60.85 feet; thence North 89 degrees 58 minutes 08 seconds East a distance of 159.77 feet; thence South 78 degrees 01 minutes 47 seconds East a distance of 176.04 feet to a point hereinafter referred to as “Point A”; thence South 12 degrees 1l minutes 51 seconds East a distance of 164.00 feet and said centerline there terminating.

TOGETHER WITH a 20 foot wide permanent easement for drainage and utility purposes over, under and across said East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter of Section numbered Twenty-seven, Township Thirty-two North of Range Twenty-five West. The centerline of said easement is described as follows:

Beginning at the aforedescribed “Point A”; thence North 87 degrees 23 minutes 53 seconds East a distance of 55.00 feet and said described centerline there terminating.

AND

A permanent 24 foot wide easement for ingress and egress purposes over, under and across the East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter of Section numbered Twenty-seven, Township Thirty-two North of Range Twenty-five West. The centerline of said easement is described as follows:

Commencing at the Northeast Corner of said East 500 feet of the South 200 feet; thence on an assumed bearing of South 00 degrees 25 minutes 08 seconds West, along the East line of said East 500 feet of the South 200 feet, a distance of 35.00 feet to the point of beginning of the centerline to be described; thence South 89 degrees 58 minutes 11 seconds West a distance of 163.27 feet; thence North 45 degrees 47 minutes 57 seconds West a distance of 32.97 feet; thence South 89 degrees 58 minutes 11 seconds West a distance of 277.42 feet and said centerline there terminating.

EXHIBIT B

Form of Deed

(Top 3 inches reserved for recording data)
WARRANTY DEED

eCRV number: 344500

DEED TAX DUE: $1.65	DATE: May 8, 2015

FOR VALUABLE CONSIDERATION, Sheldon A. Mayer, LLC, a Minnesota limited liability company (“Grantor”), hereby conveys and warrants to Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company (“Grantee”), real property in Anoka County, Minnesota, legally described as follows: See attached Exhibit A.

together with all hereditaments and appurtenances belonging thereto, subject to the following exceptions: (1) Delinquent real estate taxes payable in the year 2013; (2) delinquent real estate taxes payable in the year 2014; (3) Real Estate Mortgage executed by Sheldon A. Mayer, LLC, a Minnesota limited liability company, dated July 24, 2006, recorded July 27, 2006, as Document No. 488446.007, in favor of Vermillion State Bank, a Minnesota banking corporation, which mortgage was assigned to Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company, by Assignment of Mortgage recorded December 5, 2014, as Document No. 527165.005; (4) Combination Mortgage, Security Agreement and Fixture Financing Statement executed by Sheldon A. Mayer, LLC, a Minnesota limited liability company, dated August 15, 2012, recorded September 10, 2012, as Document No. 510474.012, in favor of Heron Enterprises, LLC, a Minnesota limited liability company; and (5) Assignment of Leases and Rents executed by Sheldon A. Mayer, LLC, a Minnesota limited liability company, dated August 15, 2012, recorded September 10, 2012, as Document No. 510474.013, in favor of Heron Enterprises, LLC, a Minnesota limited liability company.

Check here if all or part of the described real property is Registered (Torrens) ☒
Check applicable box:

☒	The Seller certifies that the Seller does not know of any wells on the described real property.	Grantor Sheldon A. Mayer, LLC, a Minnesota limited liability company
☐	A well disclosure certificate accompanies this document or has been electronically filed. (If electronically filed, insert WDC number:_____.)
☐
I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.
By:
Sheldon A. Mayer
Its: Chief Manager
5-11-15
Bonnie K McClain

State of Minnesota, County of Anoka

This instrument was acknowledged before me on the 11 day of May, 2015, by Sheldon A. Mayer as Chief Manager of Sheldon A. Mayer, LLC, a Minnesota limited liability company, on behalf of the limited liability company.

(Stamp)	5-11-15

(signature of notarial officer)

Title (and Rank):	Notary Public

My commission expires:	Jan 31-2020
(month/day/year)

THIS INSTRUMENT WAS DRAFTED BY:	TAX STATEMENTS FOR THE REAL PROPERTY DESCRIBED IN
THIS INSTRUMENT SHOULD BE SENT TO:
BEST & FLANAGAN LLP
225 South Sixth Street, Suite 4000	Pro-Dex Sunfish Lake, LLC
Minneapolis, Minnesota 55402	Attn: Richard L. Van Kirk, President
612.339.7121	2361 McGaw Avenue
Irvine, California 92614

EXHIBIT A

The East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter (NE 1/4 of SE ¼) of Section numbered Twenty-seven (27), Township Thirty-two (32) North of Range Twenty-five (25) West.

Subject to an easement for Road purposes over the North 33 feet thereof and over the East 92 feet thereof.

RESERVING FOR THE BENEFIT OF THE GRANTOR, ITS SUCCESSORS AND ASSIGNS THE FOLLOWING DRAINAGE AND UTILITY AND INGRESS/EGRESS EASEMENTS

A permanent easement for drainage and utility purposes over, under and across the East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter (NE1/4 of SE ¼) of Section numbered Twenty-seven; Township Thirty-two North of Range Twenty-five West described as follows:

Commencing at the Southwest Corner of said East 500 feet of the South 200 feet; thence on an assumed bearing of North 00 degrees 25 minutes 08 seconds East, along the West line of said East 500 feet of the South 200 feet, a distance of 27.50 feet to the point of beginning; thence South 89 degrees 34 minutes 52 seconds East a distance of 56.00 feet; thence North 00 degrees 25 minutes 08 seconds East a distance of 53.00 feet; thence North 47 degrees 31 minutes 00 seconds West a distance of 28.00 feet; thence North 14 degrees 24 minutes 00 seconds West a distance of 24.00 feet; thence North 06 degrees 00 minutes 00 seconds East a distance of 78.20 feet to the North line of said East 500 feet of the South 200 feet; thence South 89 degrees 58 minutes I1 seconds West, along said North line, a distance of 36.68 feet to the Northwest Corner of said East 500 feet of the South 200 feet; thence South 00 degrees 25 minutes 08 seconds. West, along said West line, a distance of 172.50 feet to the point of beginning.

AND

A 20 foot wide permanent easement for drainage and utility purposes over, under and across said East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter of Section numbered Twenty-seven, Township Thirty-two North of Range Twenty-five West. The centerline of said easement is described as follows:

Commencing at the Southwest Corner of said East 500 feet of the South 200 feet; thence on an assumed bearing of North 00 degrees 25 minutes 08 seconds East, along the West line of said East 500 feet of the South 200 feet, a distance of 98.19 feet; thence North 33 degrees 01 minutes 23 seconds East a distance of 58.49 feet to the point of beginning of the centerline to be described; thence continue North 33 degrees 01 minutes 23 seconds East a distance of 60.85 feet; thence North 89 degrees 58 minutes 08 seconds East a distance of 159.77 feet; thence South 78 degrees 01 minutes 47 seconds East a distance of 176.04 feet to a point hereinafter referred to as “Point A”; thence South 12 degrees l1 minutes 51 seconds East a distance of 164.00 feet and said centerline there terminating.

TOGETHER WITH a 20 foot wide permanent easement for drainage and utility purposes over, under and across said East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter of Section numbered Twenty-seven, Township Thirty-two North of Range Twenty-five West. The centerline of said easement is described as follows:

Beginning at the aforedescribed “Point A”; thence North 87 degrees 23 minutes 53 seconds East a distance of 55.00 feet and said described centerline there terminating.

AND

A permanent 24 foot wide easement for ingress and egress purposes over, under and across the East 500 feet of the South 200 feet (as measured along the East and South lines respectively) of the Northeast Quarter of the Southeast Quarter of Section numbered Twenty-seven, Township Thirty-two North of Range Twenty-five West. The centerline of said easement is described as follows:

Commencing at the Northeast Corner of said East 500 feet of the South 200 feet; thence on an assumed bearing of South 00 degrees 25 minutes 08 seconds West, along the East line of said East 500 feet of the South 200 feet, a distance of 35.00 feet to the point of beginning of the centerline to be described; thence South 89 degrees 58 minutes 11 seconds West a distance of 163.27 feet; thence North 45 degrees 47 minutes 57 seconds West a distance of 32.97 feet; thence South 89 degrees 58 minutes 11 seconds West a distance of 277.42 feet and said centerline there terminating.

EXHIBIT C

Assignment and Bill of Sale

ASSIGNMENT AND BILL OF SALE

Date: May 7, 2015.

Sheldon A. Mayer, LLC, a Minnesota limited liability company, for good and valuable consideration, the receipt of which is acknowledged, hereby sells, assigns and transfers to Pro-Dex Sunfish Lake, LLC, a Delaware limited liability company, all of its rights, title and interest in and to the following property pursuant to that certain Deed and Settlement Agreement between Sheldon A. Mayer. LLC and Pro-Dex Sunfish Lake, LLC dated May 4, 2015 (the “Agreement”):

(a)
All receivables, of any type and in any amount owed by any third-party to Sheldon A. Mayer, LLC, including, but not limited to, all rent owing on account of any occupancy by Riverside Manufacturing, Inc. or any other tenant at the real property located at 14280 Sunfish Lake Boulevard NW, Ramsey, Minnesota 55303 (the “Property”); and

(b)	All equipment, machinery, fixtures, and other items of tangible personal property located at the Property.

This Assignment and Bill of Sale is made pursuant to the Agreement, and all limitations, representations, warranties and covenants contained in the Agreement are incorporated into this Assignment and Bill of Sale by this reference.

Sheldon A. Mayer, LLC shall cooperate with Pro-Dex Sunfish Lake, LLC and execute such additional documents as may reasonably be necessary to carry out the purposes and intent of this Assignment and Bill of Sale.

This Assignment and Bill of Sale shall inure to the benefit of Pro-Dex Sunfish Lake, LLC and its successors and assigns.

This Assignment is executed by Sheldon A. Mayer, LLC as of the date set forth above.

SHELDON A. MAYER, LLC:

By:	Sheldon A. Mayer
Its:	Chief Manager